Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2019, with respect to the consolidated financial statements of Hess Infrastructure Partners LP included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-234095) of Hess Midstream LP for the registration of 17,062,655 shares of its Class A shares representing limited partner interests.

/s/ Ernst & Young LLP

Houston, Texas

November 8, 2019